Exhibit 99.1

Zogenix Reports Fourth Quarter and

Full Year 2013 Financial Results

Conference Call and Webcast Today, March 5, at 4:30 p.m. ET

Business Highlights and Milestones

•	Raised net proceeds of $64.5 million in a public offering of common stock

•	Expanded medical and commercial leadership teams, and sales force to 150 representatives

•	Completed preparations for responsible commercialization efforts for Zohydro™ ER (hydrocodone bitartrate) extended release capsules for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate

•	Concluded first meeting of External Safe Use Board, training and certification of territory representatives; began prescriber and pharmacist education efforts

Migraine Franchise Fourth Quarter 2013 Highlights

•	SUMAVEL® DosePro® gross product revenue of $14.0 million on approximately 142,000 units shipped, with unit volume up 2% over third quarter 2013

•	SUMAVEL DosePro net product revenue of $9.0 million

•	Approximately 22,000 total SUMAVEL DosePro prescriptions, 4% growth over the third quarter 2013

•	FDA approval for 4 mg SUMAVEL DosePro

•	Migranal service revenue of $0.9 million, up from $0.3 million in third quarter 2013

SAN DIEGO – March 5, 2014 – Zogenix, Inc. (Nasdaq: ZGNX), a pharmaceutical company developing and commercializing products for the treatment of pain-related conditions and central nervous system disorders, today reported financial results for the fourth quarter and full year ended December 31, 2013.

Roger Hawley, chief executive officer of Zogenix, stated, “We ended the year with positive momentum in our migraine business from both SUMAVEL DosePro and our co-promotion of Migranal. This week, we made Zohydro ER available through select pharmacies and we’ve commenced our educational efforts with prescribers and pharmacists. We are taking a measured approach to commercialization, with a strong focus on prescriber, pharmacist and patient education. We’ve also implemented our comprehensive suite of voluntary initiatives supporting the appropriate use of Zohydro ER along with the class-wide REMS for extended-release opioids. The Company also continues to make progress with the development of an abuse deterrent formulation of Zohydro ER.”

Fourth Quarter and Full Year 2013 Financial Results

Total revenues for the fourth quarter 2013, which consist of net product revenue and service and other revenue, were $9.9 million, up from $9.5 million in the fourth quarter 2012. Net product revenue on sales of SUMAVEL DosePro for the fourth quarter 2013 was $9.0 million, compared to $9.5 million in the fourth quarter 2012. Service and other revenue for the fourth quarter 2013 was $0.9 million, which was primarily comprised of fees from Valeant Pharmaceuticals for the Company’s co-promotion of Migranal® Nasal Spray, which began in August 2013, up from $38,000 in the fourth quarter 2012.

Total revenues for the full year 2013, which consist of net product revenue and service and other revenue, were $33.0 million. This compares to total revenues for the full year 2012 of $44.3 million, which included contract revenue. Net product revenues for the full year 2013 were $31.7 million, compared to $35.8 million in 2012. Service and other revenue for the full year 2013 was $1.3 million, compared to $38,000 in 2012. Contract revenue for the full year 2012 was $8.5 million, which included the final amortization of license and milestone payments received from Astellas, the amortization of which was accelerated due to the earlier termination date of the co-promotion agreement. The Company did not have any contract revenue in 2013.

Cost of sales for the fourth quarter 2013 was $7.1 million, compared to $6.0 million in the fourth quarter 2012. Product gross margin was 21% in the fourth quarter 2013, compared to 36% in the fourth quarter 2012. Cost of sales for the full year 2013 was $21.2 million, compared to $19.5 million in 2012. Product gross margin was 33% in the full year 2013, compared to 46% in 2012. The decrease in product gross margin in the fourth quarter and full year 2013 was primarily the result of scrap and excess capacity charges.

Royalty expense for the fourth quarter and full year 2013 was $341,000 and $1.2 million, compared to $357,000 and $1.4 million in the fourth quarter and full year 2012, reflecting the impact of decreased net product revenue.

Research and development expenses for the fourth quarter 2013 were $3.4 million, representing a 36% decrease from $5.4 million in the fourth quarter 2012. Research and development expenses for the full year 2013 were $12.8 million, a 40% decrease from $21.4 million in 2012. The decrease in research and development expenses was primarily the result of lower development costs for Zohydro AD and Relday.

Selling, general and administrative expenses were $13.5 million for the fourth quarter 2013, representing a 14% increase from $11.9 million for the fourth quarter 2012. Selling, general and administrative expenses for the full year 2013 were $50.0 million, a 1% increase from $49.5 million in 2012.

Other expense for the fourth quarter 2013 totaled $21.1 million, compared to income of $13.6 million in the fourth quarter 2012, reflecting non-cash mark-to-market adjustment to the fair value of the Company’s outstanding warrants driven primarily by changes in the Company’s stock price. Other expense for the full year 2013 totaled $27.7 million. Other income for the full year 2012 was not significant on a net basis. For both periods, other income and expense was primarily comprised of non-cash income or expense related to fair value adjustments of the Company’s warrant and derivative liabilities and interest expense related to the Company’s financing agreements. A table with a full description of other income and expense is included in this release.

Net loss for the fourth quarter 2013 was $35.6 million, or $0.28 per share, compared to a net loss of $0.6 million, or $0.01 per share, for the fourth quarter 2012. Net loss for the full year 2013 was $80.9 million, or $0.74 per share, compared to a net loss of $47.4 million, or $0.59 per share, for 2012.

Non-GAAP net loss adjusted for certain non-cash items for the fourth quarter 2013 was $0.13 per share compared to $0.16 per share for the fourth quarter 2012. Non-GAAP net loss adjusted for certain non-cash or non-recurring items for the full year 2013 was $0.54 per share compared to $0.72 per share in 2012. The adjustments are detailed in the non-GAAP financial results table included in this release.

Cash and cash equivalents as of December 31, 2013 were $72.0 million, compared to $17.4 million in cash and cash equivalents on September 30, 2013. In November 2013, Zogenix raised net proceeds of $64.5 million in a public offering of common stock.

2014 Full Year Expense Guidance

Zogenix is not providing financial guidance on expected 2014 revenues, cost of sales, or royalty expense at this time. However, the Company expects $110 - $120 million in combined research and development and selling, general and administrative expenses in 2014. This reflects expansion of the Company’s sales force to 150 sales representatives, addition of a medical affairs team, implementation of the FDA required ER/LA opioids REMS program and our voluntary initiatives to support the responsible commercialization of Zohydro ER, advancement of the Company’s programs to develop an abuse-deterrent formulation for Zohydro ER, and commencement of the Relday multi-dose clinical trial in fourth quarter 2014.

Additionally, under other expenses, the Company expects to record interest expense of approximately $8 million in 2014 relating to its financing agreement with Healthcare Royalty Partners. The Company is not providing guidance on the non-cash change in the fair value of warrant liabilities, which is driven to a large degree by changes in the Company’s stock price, or change in the fair value of embedded derivatives.

Conference Call and Web Cast

Zogenix will hold a conference call today, March 5, 2014 at 4:30 p.m. ET to discuss financial results and operational highlights for the fourth quarter and full year ended December 31, 2013. To participate, please dial (877) 474-9506 (U.S.) or (857) 244-7559 (International); participant passcode: 23384178. To access the live webcast please visit the Zogenix Investor Relations website at http://ir.zogenix.com.

A replay of the conference call will be available beginning March 5, 2014 at 8:30 p.m. ET until March 12, 2014, by dialing (888) 286-8010 (U.S.) or (617) 801-6888 (International); passcode: 95697181. A replay of the webcast will also be accessible on the Investor Relations website for one month, through April 5, 2014.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the Company’s commercial activities relating to Zohydro ER, SUMAVEL DosePro and Migranal, prescription trends, the Company’s financial status and performance, the Relday development program and any comments the Company may make about its future plans or prospects in response to questions from participants on the conference call.

About Zogenix

Zogenix, Inc. (Nasdaq:ZGNX) is a pharmaceutical company committed to developing and commercializing therapies that address specific clinical needs for people living with pain-related conditions and central nervous system disorders who need innovative treatment alternatives to help them return to normal daily functioning. More information about Zogenix is available at www.zogenix.com

Forward Looking Statements

Zogenix cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “plans,” “expects,” “will,” “potential” and similar expressions are intended to identify forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding projected research and development and selling, general and administrative expenses in 2014, and progress with the development of an abuse deterrent formulation of Zohydro ER. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: Zogenix’s dependence on the successful commercialization of Zohydro ER; Zogenix’s ability to achieve broad market acceptance and generate revenues from sales of Zohydro ER; public concern regarding the safety of drug products such as Zohydro ER and the impact of negative publicity and political influences relating to the regulation of the pain management market in general and opioids and Zohydro ER in particular; Zogenix’s dependence on its contract manufacturers and its ability to ensure an adequate and continued supply of Zohydro ER to meet market demand; Zogenix’s ability to successfully enforce its marketing exclusivities and intellectual property rights, and to defend the patents covering Zohydro ER, including the potential for Paragraph IV litigation relating to the product; the potential product liability exposure associated with pharmaceutical products such as Zohydro ER and Sumavel DosePro and other products Zogenix may in-license or acquire; Zogenix’s ability to fully comply with numerous federal, state and local laws and regulatory requirements that apply to its commercial activities; the risk that Zogenix may not be able to raise sufficient capital when needed, or at all; and other risks detailed under “Risk Factors” and elsewhere in Zogenix’s periodic reports and other filings made with the Securities and Exchange Commission from time to time.

In this press release, Zogenix’s financial results are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, Zogenix provides its net loss and net loss per share for the three months ended on December 31, 2013 and 2012 adjusted for certain non-cash or non-recurring items, which are non-GAAP financial measures. Management believes these non-GAAP financial results reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business, as they exclude certain income or other expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial results provide useful information to investors and others in understanding and evaluating the Company’s operating results and future prospects in the same manner as management, and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial results to GAAP financial results is included in the attached financial statements.

SUMAVEL®, DosePro® and ZohydroTM ER are trademarks of Zogenix, Inc.

MIGRANAL® is a registered trademark of Valeant Pharmaceuticals International, Inc. or its affiliates.

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Contacts:

Investors	Media

Zack Kubow | The Ruth Group	Aaron Estrada | The Ruth Group
646.536.7020 | zkubow@theruthgroup.com	646.536.7028 | aestrada@theruthgroup.com

Zogenix, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)
Revenues:
Net product revenue	$9,006	$9,458	$31,699	$35,826
Contract revenue	-	-	-	8,462
Service and other revenue	915	38	1,313	38

Total revenue	9,921	9,496	33,012	44,326

Operating expenses:
Cost of sales	7,097	6,018	21,241	19,496
Royalty expense	341	357	1,242	1,353
Research and development	3,447	5,409	12,805	21,414
Selling, general & administrative	13,549	11,920	50,040	49,494
Restructuring	-	-	876	-

Total operating expenses	24,434	23,704	86,204	91,757

Loss from operations	(14,513)	(14,208)	(53,192)	(47,431)
Total other income (expense), net	(21,103)	13,565	(27,664)	50

Net loss before income taxes	(35,616)	(643)	(80,856)	(47,381)

Provision for income taxes	-	-	-	(5)

Net loss	$(35,616)	$(643)	$(80,856)	$(47,386)

Net loss per share, basic and diluted	$(0.28)	$(0.01)	$(0.74)	$(0.59)

Weighted average shares outstanding, basic and diluted	127,869	100,714	108,568	80,558

Zogenix, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$72,021	$41,228
Trade accounts receivable, net	6,665	5,643
Inventory	9,936	12,886
Prepaid expenses and other current assets	4,257	1,968

Total current assets	92,879	61,725
Property and equipment, net	13,011	13,561
Other assets	6,614	5,400

Total assets	$112,504	$80,686

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,622	$4,592
Accrued expenses	22,817	18,569
Common stock warrant liabilities	31,341	9,493

Total current liabilities	58,780	32,654
Long-term debt	28,802	28,481
Other long-term liabilities	6,496	5,078
Stockholders’ equity	18,426	14,473

Total liabilities and stockholders’ equity	$112,504	$80,686

Zogenix, Inc.

Net Product Revenue

($ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

U.S. Units Shipped	141,780	145,020	527,700	565,980

U.S. Gross Product Sales	$14,021	$13,549	$51,370	$51,309

Product Sales Allowances:
Allowance for Product Sales Discounts	4,130	3,574	13,671	12,951
Allowance for Product Returns	885	518	6,028	2,934

Total Product Sales Allowances	5,015	4,092	19,699	15,885

U.S. Net Product Revenue	9,006	9,457	31,671	35,424

Non-U.S. Net Product Revenue	-	1	28	402

Total Net Product Revenue	$9,006	$9,458	$31,699	$35,826

Zogenix, Inc.

Other Income (Expense)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Interest income	$6	$13	$18	$53

Interest expense:
Healthcare Royalty Partners interest expense[1]	(1,773)	(1,444)	(6,242)	(5,577)
Imputed interest expense on Astellas tail payments	(42)	(136)	(368)	(550)
Oxford/SVB interest expense	-	-	-	(4,176)
Other interest expense	-	(3)	-	(10)

Total interest expense, net	(1,815)	(1,583)	(6,610)	(10,313)

Change in fair value of warrant liabilities[2]	(19,147)	15,422	(21,927)	11,811

Change in fair value of embedded derivatives[3]	(153)	(313)	759	(147)

Other income (expense)	6	26	96	(1,354)

Total other income (expense)	$(21,103)	$13,565	$(27,664)	$50

1.	The Company accrues interest expense on the Healthcare Royalty Partners (previously called Cowen Healthcare Royalty Partners II, LP) debt obligation using an effective interest method at a rate in the mid-to-high teens, while actual quarterly revenue interest payments are made at a rate of 5.75% of net product revenue (prior to April 1, 2012, the rate was 5.0%). The revenue interest cash payments owed for the three months ending December 31, 2013 and 2012 were $570,000 and $544,000, respectively, and for the twelve months ended December 31, 2013 and 2012 were $1,897,000 and $1,966,000, respectively.

2.	The change in fair value of warrant liabilities relates to a fair value adjustment recorded on the warrants to purchase common stock issued in connection with our July 2012 public offering and issued in connection with our Healthcare Royalty Partners financing agreement.

3.	The change in fair value of embedded derivatives relates to a fair value adjustment recorded on the embedded derivatives associated with the Healthcare Royalty Partners financing agreement.

Zogenix, Inc.

Non-GAAP Financial Results*

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net loss (as reported, GAAP)	$(35,616)	$(643)	$(80,856)	$(47,386)

Net loss per share, basic and diluted (as reported, GAAP)	$(0.28)	$(0.01)	$(0.74)	$(0.59)

Adjustments for certain non-cash or non-recurring items:
Restructuring expenses	$-	$-	$(876)	$-
Change in fair value of warrant liabilities	(19,147)	15,422	(21,927)	11,811
Change in fair value of embedded derivatives	(153)	(313)	759	(147)
Warrant issuance costs	-	-	-	(1,423)

Total Adjustments to Net loss	(19,300)	15,109	(22,044)	10,241

Net loss adjusted for certain non-cash or non-recurring items	$(16,316)	$(15,752)	$(58,812)	$(57,627)

Adjusted net loss per share (non-GAAP)	$(0.13)	$(0.16)	$(0.54)	$(0.72)

Weighted average shares outstanding, basic and diluted	127,869	100,714	108,568	80,558

*Management believes these non-GAAP financial results reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business, as they exclude certain income or other expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial results provide useful information to investors and others in understanding and evaluating the Company’s operating results and future prospects in the same manner as management, and in comparing financial results across accounting periods and to those of peer companies.